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Slide 1

Subprime Mortgage Program

November 2006

Slide 2

Free Writing Prospectus

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you so request.

Forward-Looking Statement

This presentation contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. When used in this presentation, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements for the reasons, among others, discussed under the heading “Factors That May Affect Future Results” in Washington Mutual’s 2005 Annual Report on Form 10-K/A and “Cautionary Statements” in our Form 10-Q/A for the quarter ended March 31, 2006 and Form 10-Q for the quarter ended June 30, 2006 which include:
–         general business and economic conditions, including movements in interest rates, the slope of the yield curve, and the overextension of housing prices in certain geographic markets;
–         rising interest rates, unemployment and decreases in housing prices impact credit performance;
–         risks related to the option adjustable-rate mortgage product;
–         risks related to subprime lending;
–         risks related to credit card operations;
–         changes in the regulation of financial services companies, housing government-sponsored enterprises and credit card lenders;
–         competition from banking and nonbanking companies; and
–         negative public opinion impacts the company’s reputation.

There are other factors not described in our 2005 Form 10-K/A and 2006 Forms 10-Q and which are beyond the Company’s ability to anticipate or control that could cause results to differ.

Slide 3

Index

Page			Page
1	-	Cover	21	-	Documentation trends
2	-	Forward looking statement	22	-	Loan purpose trends
3	-	Index	23	-	Occupancy trends
4	-	Subprime Mortgage Overview	24	-	Appraisal review
5	-	Subprime business expansion	25	-	Appraisal reviews by appraiser
6	-	Mortgage business realignment	26	-	Consumer compliance
7	-	Organization Chart	27	-	Subprime Mortgage Conduit Overview
8	-	Management experience	28	-	Conduit strategy
9	-	Long Beach Mortgage Overview	29	-	Risk management- sellers
10	-	Historical timeline	30	-	Risk management - mortgages
11	-	Map of loan fulfillment centers	31	-	Collateral profile
12	-	Production trend	32	-	Subprime Servicing Overview
13	-	Changes in credit standards	33	-	Default management organization chart
14	-	2004 shift in credit quality	34	-	Servicing management experience
15	-	Serious delinquent trends	35	-	Servicer ratings
16	-	Piggyback perfromance trends	36	-	Recent improvements
17	-	FICO distribution trends	37	-	Impact of improvements
18	-	FICO distribution trends	38	-	Washington Mutual Overview
19	-	Piggyback trends	44	-	Contacts
20	-	Piggyback stated income trends

Slide 4

Subprime Mortgage Program Overview

Slide 5

WaMu is focusing on higher margin products
WaMu is committed to residential mortgage lending across the entire credit spectrum
      Improve profitability by expanding into higher-margin products offering a favorable risk/return profile
–         Long Beach Mortgage (broker-sourced subprime mortgage lender)
–         Subprime mortgage conduit (flow and bulk purchases)
–         Alt-A mortgage conduit expansion
–         Mortgage Banker Finance expansion (mortgage warehouse lending)
       Leverage existing expertise and infrastructure to improve efficiency
–         Subprime mortgage acquisition platform:Since 1999, WaMu has purchased $44 billion ($14 billion outstanding as of Aug. 2006) in subprime mortgages from third-parties
–         Infrastructure:Credit, compliance, capital markets, legal infrastructure already in place to serve needs of Long Beach Mortgage
–         Above average servicing platform:$45 billion in subprime mortgages serviced at September 30, 2006 on a platform that is highly rated by rating agencies

Slide 6

All residential lending channels integrated into the Home Loans division in 2006
Long Beach Mortgage previously under the Commercial division
Capital markets realignment due to integration of residential lending channels
All subprime mortgage capital markets activities, including Long Beach Mortgage, under the direction of one manager
Evaluation of best execution the same no matter which channel sources the loan
Subprime execution distinct from other product types
Subprime servicing default management fully integrated into WaMu servicing management structure
Upon integrating Long Beach Mortgage into Home Loans, default management for the Long Beach Mortgage portfolio also moved into Home Loans;
Home Loans Default Management has its own default group;
Both the Head of Servicing and the National Default Manager’s careers based in subprime servicing

WaMu Subprime Organization



Kerry Killinger
Chairman and CEO
Steve Rotella
President & COO
Ron Cathcart
EVP, Enterprise Risk Officer
David Schneider
President, Home Loans
Arlene Hyde
Division Executive
Prime and Nonprime Wholesale Lending
David Beck
Division Executive
Capital Markets
John Berens
Division Executive
Servicing
Cheryl Feltgen
Division Executive
Chief Risk Officer
Production
Operations
Doug Potolsky
SVP, Subprime Mortgage Capital Markets
Steve Champney
SVP, National Default Manager
Alex Park
SVP, Senior Credit Officer - Subprime
Appraisal Review
Compliance
Long Beach Mortgage
Subprime Conduit
Specialty Mortgage Finance
Prime
Subprime

Washington Mutual
7

Slide 8

Seasoned Management Team

Executive	Division	Title	Joined WaMu	Total Relevant Experience	Previous Employer
Doug Potolsky	Subprime Capital Markets	SVP Capital Markets	2006	25 years	JP Morgan Chase
Susan Sinn	Long Beach Mortgage	Wholesale Nonprime Operations Manager	2006	25 years	JP Morgan Chase
Dennis Lau	Specialty Mortgage Finance	FVP	1987	19 years	Washington Mutual
Jay Weisbrod	Long Beach Mortgage	Wholesale Production Manager	1994*	16 years	Beneficial
Dave Coultas	Long Beach Mortgage	FVP Capital Markets	2004	13 years	Washington Mutual
Alex Park	Credit Policy	Senior Credit Officer	2006	14 years	Fremont
John Berens	Servicing	SVP, Servicing	2005	24 years	JP Morgan Chase
Steve Champney	Servicing	SVP, Default Manager	2005	20 years	JP Morgan Chase
* joined Long Beach Bank, F.S.B.

Slide 9

Long Beach Mortgage
a division of Washington Mutual Bank

Slide 10

The Subprime Mortgage Industry’s Most Experienced Broker-Sourced Lender

The Subprime Mortgage Industry’s Most Experienced Broker-Sourced Lender

1988 Long Beach, fsb establishes Broker-Sourced operation

1994 Broker-sourced operations expands outside California

1996 Origination volume exceeds $1 billion in 43 states

1997 Broker-sourced division sold to newly formed public company*

1999 Long Beach Mortgage Company acquired by WaMu

2004 New Strategy Implemented

2006 Long Beach Mortgage became division of WMB

* New companies commence business as Long Beach Financial Corp and Long Beach Mortgage Company, respectively

Slide 11

Loan Fulfillment Centers are Strategically Located in Key Markets

Q2 2006 Top 10 states by dollar volume with average FICO (1st liens only)

Mississippi – N/A

CA	39.0%
FL	10.4%
TX	5.5%
IL	4.4%
NJ	4.2%
WA	4.1%
MD	4.0%
NY	3.1%
VA	2.5%
AZ	2.2%
Other	20.7%
100.0%

Slide 12

Long Beach Mortgage* Annual Origination Volume

1998	2.6
1999	3.2
2000	3.9
2001	5.5
2002	8.5
2003	11.497
2004	16.175
2005	29.781
2006 H1	11.092

* Subprime mortgage broker channel

Slide 13

Improving credit standards since 2004

Jan 2004          →        Disallowed < 500 FICO primary borrowers
                        →        Ceased lending on manufactured housing
Jun 2005          →        Eliminated “D” credit eligibility
Dec 2005         →        Raised minimum FICO from 575 to 600 on piggyback loans
Mar 2006         →        Lowered maximum LTV for Full Doc “C” borrowers
                        →        Established minimum FICO score for Non-owner Occupied loans
                        →        Disallowed private party 2nd liens for Non-owner Occupied loans
                        →        Implemented DISSCO screening for all loan submissions to minimize fraud related to incorrect applicant information and property overvaluation
Apr 2006         →        Increased minimum Net Disposable Income requirements
                        →        Reintroduced bankruptcy seasoning requirements
                        →        Eliminated stated income wage earner loans for First Time Homebuyers
May 2006        →        Raised piggyback stated income FICO score minimum to 620
                        →        Established additional guidelines for First Time Homebuyers
            Owner-occupied only
            Property type 1-2 units only
            Maximum combined loan amount $750k
            Non-financial institutions 2nd lien loans disallowed for LTV/CLTV ≥ 95%
            Debt-to-income ratio maximum 50%
            2 months reserves (PITI) required on stated income loans with LTV/CLTV > 80%
            Bankruptcy seasoning ≥ 36 months
            Payment shock maximum 200% on PITI
Oct 2006        Raised minimum credit history standard for high CLTV loans

Slide 14

A Major Shift in Characteristics in 2004

	FICO < 500 (left axis)	AVG FICO (right axis)	Manufactured Housing
ABS 2000-LB1	13.2%	568.59	0.0571
LBMLT 2001-1	16.9%	561.92	0.069
LBMLT 2001-2	14.2%	570.52	0.0605
LBMLT 2001-3	12.2%	576.11	0.0571
LBMLT 2001-4	16.0%	567.39	0.054
LBMLT 2002-1	13.4%	588.02	0.0396
LBMLT 2002-2	16.3%	580.19	0.0414
LBMLT 2002-3	14.2%	589.31	0.0402
LBMLT 2002-4	9.3%	602.52	0.0369
LBMLT 2002-5	9.2%	611.61	0.0285
LBMLT 2003-1	7.2%	628.02	0.0248
LBMLT 2003-2	11.0%	603.17	0.03
FNMA 2003-W5	0.2%	661.19	0.0309
LBMLT 2003-3	10.5%	604.82	0.0305
FNMA 2003-W9	0.2%	666.63	0.0303
LBMLT 2003-4	3.8%	635.12	0.0339
LBMLT 2004-1	2.2%	643.17	0
LBMLT 2004-2	0.7%	635.8	0
LBMLT 2004-3	0.5%	637.47	0
LBMLT 2004-4	0.2%	640.99	0
LBMLT 2004-5	0.1%	642.19	0
LBMLT 2004-6	0.1%	636.4	0
LBMLT 2005-1	0.1%	632.8	0
LBMLT 2005-2	0.1%	635.68	0
LBMLT 2005-WL1	0.1%	632.81	0
LBMLT 2005-WL2	0.2%	630.36	0
LBMLT 2005-3	0.0%	654.85	0
LBMLT 2005-WL3	0.0%	641.00	0
LBMLT 2006-WL1	0.0%	639.31	0
LBMLT 2006-1	0.0%	632.83	0
LBMLT 2006-WL2	0.08%	637.00	0
LBMLT 2006-WL3	0.13%	636.00	0
LBMLT 2006-2	0.18%	632.00	0
LBMLT 2006-3	0.24%	634.00	0
LBMLT 2006-4	0.19%	635.00	0
LBMLT 2006-5	0.16%	631.00	0
LBMLT 2006-6	0.00%	639.00	0
LBMLT 2006-7	0.00%	638.00	0
LBMLT 2006-8	0.00%	639.00	0

	FICO < 500 (left axis)	AVG FICO (right axis)	Manufactured Housing
ABS 2000-LB1	13.2%	568.59	0.0571
LBMLT 2001-1	16.9%	561.92	0.069
LBMLT 2001-2	14.2%	570.52	0.0605
LBMLT 2001-3	12.2%	576.11	0.0571
LBMLT 2001-4	16.0%	567.39	0.054
LBMLT 2002-1	13.4%	588.02	0.0396
LBMLT 2002-2	16.3%	580.19	0.0414
LBMLT 2002-3	14.2%	589.31	0.0402
LBMLT 2002-4	9.3%	602.52	0.0369
LBMLT 2002-5	9.2%	611.61	0.0285
LBMLT 2003-1	7.2%	628.02	0.0248
LBMLT 2003-2	11.0%	603.17	0.03
FNMA 2003-W5	0.2%	661.19	0.0309
LBMLT 2003-3	10.5%	604.82	0.0305
FNMA 2003-W9	0.2%	666.63	0.0303
LBMLT 2003-4	3.8%	635.12	0.0339
LBMLT 2004-1	2.2%	643.17	0
LBMLT 2004-2	0.7%	635.8	0
LBMLT 2004-3	0.5%	637.47	0
LBMLT 2004-4	0.2%	640.99	0
LBMLT 2004-5	0.1%	642.19	0
LBMLT 2004-6	0.1%	636.4	0
LBMLT 2005-1	0.1%	632.8	0
LBMLT 2005-2	0.1%	635.68	0
LBMLT 2005-WL1	0.1%	632.81	0
LBMLT 2005-WL2	0.2%	630.36	0
LBMLT 2005-3	0.0%	654.85	0
LBMLT 2005-WL3	0.0%	641.00	0
LBMLT 2006-WL1	0.0%	639.31	0
LBMLT 2006-1	0.0%	632.83	0
LBMLT 2006-WL2	0.08%	637.00	0
LBMLT 2006-WL3	0.13%	636.00	0
LBMLT 2006-2	0.18%	632.00	0
LBMLT 2006-3	0.24%	634.00	0
LBMLT 2006-4	0.19%	635.00	0
LBMLT 2006-5	0.16%	631.00	0
LBMLT 2006-6	0.00%	639.00	0
LBMLT 2006-7	0.00%	638.00	0
LBMLT 2006-8	0.00%	639.00	0

Slide 15

Proactive response to negative industry trends
Subprime performance has deteriorated in 2006 more for Long Beach than the industry
Management actions have been effective in reducing these and other high-risk loan types

 90+ Delinquencies (MBA) at 6 months seasoning
Securitized 1st Lien ARMs
Originated January - June

	2003	2004	2005	2006
Industry	1.23%	1.23%	1.76%	3.19%
Long Beach	1.88%	0.80%	1.74%	4.64%

90+ Delinquencies (MBA) at 6 months seasoning
Securitized 1st Lien ARMs
Originated January - June
Purchase Money, LTV 75.1% - 80%

2004	2005	2006
1.18%	1.78%	4.81%
0.92%	1.95%	5.09%

Securitized 1st Lien ARMs
Originated January to June
Purchase Money Loans, LTV 75.1% - 80%

	2003	2004	2005	2006
Industry	14.4%	18.9%	27.5%	28.4%
Long Beach	30.5%	43.6%	46.3%	48.6%

1st liens with Simultaneous 2nd liens

PB %
2006-1	53.6%
2006-2	52.5%
2006-3	53.1%
2006-4	61.1%
2006-5	43.7%
2006-6	48.3%
2006-7	46.2%
2006-8	44.7%
2006-9	41.8%
2006-10	36.70%

Slide 16
Historical performance of Piggyback 1st Liens compared to Stand-alone 1sts with 80% LTV lifetime Cumulative Default
80% Loan-to-value Ratio

LBMLT 2005-WL1	0.46%	0.07%	28.55%	46.83%	18.28%	0.13%	0.03%
LBMLT 2005-WL2	0.16%	0.10%	27.89%	52.25%	24.36%	0.04%	0.05%

Lifetime Severity
80% Loan-to-value Ratio

	total
	Default PB	Default Non-PB	Severity PB	Severity Non-PB	Diff	Loss PB	Loss Non-PB
LBMLT 2003-1	2.30%	2.71%	18.73%	48.40%	29.67%	0.43%	1.31%
LBMLT 2003-2	5.70%	4.67%	22.02%	48.16%	26.14%	1.26%	2.25%
LBMLT 2003-3	5.18%	3.96%	27.62%	50.67%	23.05%	1.43%	2.01%
LBMLT 2003-4	1.81%	2.16%	26.04%	45.53%	19.49%	0.47%	0.98%
LBMLT 2004-1	1.71%	1.44%	21.18%	41.80%	20.62%	0.36%	0.60%
LBMLT 2004-2	1.68%	1.71%	25.49%	40.64%	15.15%	0.43%	0.69%
LBMLT 2004-3	1.12%	1.14%	33.13%	46.83%	13.71%	0.37%	0.53%
LBMLT 2004-4	1.37%	1.43%	21.84%	33.44%	11.61%	0.30%	0.48%
LBMLT 2004-5	1.14%	0.32%	18.99%	43.33%	24.34%	0.22%	0.14%
LBMLT 2004-6	0.88%	0.71%	18.79%	45.73%	26.94%	0.16%	0.32%
LBMLT 2005-1	1.14%	0.80%	24.05%	47.50%	23.45%	0.27%	0.38%
LBMLT 2005-2	0.96%	0.27%	32.93%	48.14%	15.21%	0.32%	0.13%
LBMLT 2005-WL1	0.46%	0.07%	28.55%	46.83%	18.28%	0.13%	0.03%
LBMLT 2005-WL2	0.16%	0.10%	27.89%	52.25%	24.36%	0.04%	0.05%

Lifetime Cumulative Loss
80% Loan-to-value Ratio

	total
	Default PB	Default Non-PB	Severity PB	Severity Non-PB	Diff	Loss PB	Loss Non-PB
LBMLT 2003-1	2.30%	2.71%	18.73%	48.40%	29.67%	0.43%	1.31%
LBMLT 2003-2	5.70%	4.67%	22.02%	48.16%	26.14%	1.26%	2.25%
LBMLT 2003-3	5.18%	3.96%	27.62%	50.67%	23.05%	1.43%	2.01%
LBMLT 2003-4	1.81%	2.16%	26.04%	45.53%	19.49%	0.47%	0.98%
LBMLT 2004-1	1.71%	1.44%	21.18%	41.80%	20.62%	0.36%	0.60%
LBMLT 2004-2	1.68%	1.71%	25.49%	40.64%	15.15%	0.43%	0.69%
LBMLT 2004-3	1.12%	1.14%	33.13%	46.83%	13.71%	0.37%	0.53%
LBMLT 2004-4	1.37%	1.43%	21.84%	33.44%	11.61%	0.30%	0.48%
LBMLT 2004-5	1.14%	0.32%	18.99%	43.33%	24.34%	0.22%	0.14%
LBMLT 2004-6	0.88%	0.71%	18.79%	45.73%	26.94%	0.16%	0.32%
LBMLT 2005-1	1.14%	0.80%	24.05%	47.50%	23.45%	0.27%	0.38%
LBMLT 2005-2	0.96%	0.27%	32.93%	48.14%	15.21%	0.32%	0.13%
LBMLT 2005-WL1	0.46%	0.07%	28.55%	46.83%	18.28%	0.13%	0.03%
LBMLT 2005-WL2	0.16%	0.10%	27.89%	52.25%	24.36%	0.04%	0.05%

Slide 17

Impact of credit changes on FICO distribution
        Fewer sub-600 FICOs
        More FICOs 600 to 650
Average FICO Score and % FICO < 600 - 1sts

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
% < 600 - 1sts	30.41%	30.58%	32.00%	30.14%	26.69%	26.61%	26.11%	26.55%	26.75%	26.49%	26.27%	27.51%	25.17%	26.19%	23.92%	23.02%	21.45%	21.72%	20.88%	20.37%	19.24%
FICO - 1sts < 600	564.00	563.00	563.00	564.00	562.00	564.00	563.00	564.00	561.00	564.00	563.00	563.00	559.00	558.00	555.00	558.00	557.00	560.00	558.00	557.00	558.00

Average FICO Score and % FICO 600 - 650 - 1sts

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
% 600 - 650 - 1sts	35.12%	34.81%	34.85%	35.34%	34.96%	34.58%	35.48%	35.38%	34.97%	34.58%	36.18%	36.56%	37.31%	39.87%	40.73%	42.54%	43.95%	42.48%	43.74%	41.08%	43.37%
FICO - 1sts 600-650	626.00	625.00	626.00	626.00	626.00	626.00	626.00	626.00	626.00	627.00	626.00	625.00	626.00	626.00	627.00	626.00	626.00	626.00	626.00	627.00	626.00
									24.16%	24.08%	24.49%	27.64%	20.34%	19.56%	18.39%	18.53%	20.22%	19.20%	21.20%	18.81%	20.98%

Average FICO Score and % FICO > 650 - 1sts

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
% > 650 - 1sts	34.46%	34.61%	33.15%	34.52%	38.34%	38.81%	38.41%	38.07%	38.29%	38.94%	37.55%	35.93%	37.52%	33.94%	35.36%	34.44%	34.60%	35.80%	35.37%	38.56%	37.39%
FICO - 1sts > 650	692.00	691.00	691.00	693.00	694.00	694.00	694.00	694.00	695.00	694.00	693.00	692.00	692.00	692.00	691.00	689.00	689.00	692.00	691.00	693.00	693.00

Slide 18

Improved FICO characteristics
Improving Average FICO on 1sts
Average FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
FICO - 1sts	635.80	629.10	627.30	630.10	634.80	636.00	635.80	635.70	635.10	638.20	634.60	632.00	633.90	630.50	632.30	632.20	633.00	635.00	635.00	638.00	638.00
FICO - 2nds	657.50	653.60	652.30	652.90	656.00	657.20	657.50	656.10	658.50	659.90	656.40	653.10	659.70	659.40	659.50	658.20	657.00	660.00	657.00	660.00	657.00

And a tighter FICO distribution

FICO Distribution

	December 2004	January 2006	August 2006
< 600	30.41%	26.19%	19.24%
600 - 650	35.12%	39.87%	43.37%
> 650	34.46%	33.94%	37.39%

Slide 19

Improvements in collateral mix
Fewer piggyback loans
% of 1sts with a Simultaneous 2nd
 and Average FICO Score

May-06	Jun-06	Jul-06	Aug-06
50.52%	47.37%	46.62%	45.12%
660.00	657.00	660.00	657.00

% of 1sts without a Simultaneous 2nd

and Average FICO Score

Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
50.02%	49.25%	49.48%	52.63%	53.38%	54.88%
606.22	608.27	609.48	615.20	618.79	622.38

Slide 20

A Shift Away from Piggyback Stated Income
Change in Volume – Piggyback

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Piggyback 1st Volume	100%	82%	77%	112%	122%	142%	161%	131%	157%	142%	135%	126%	117%	89%	102%	117%	92%	94%	81%	68%	84%
Piggyback 1st Volume - Stated	100%	87%	82%	122%	137%	167%	194%	157%	189%	169%	158%	141%	150%	116%	131%	139%	103%	98%	82%	69%	86%
All Other 1sts	100%	83%	78%	102%	102%	108%	120%	105%	127%	106%	102%	93%	81%	71%	77%	91%	72%	75%	72%	62%	79%
Non-piggyback 1sts	100%	86%	81%	102%	100%	105%	117%	105%	129%	104%	98%	87%	81%	74%	79%	90%	68%	70%	69%	60%	78%

Change in Volume - Piggyback Stated Income

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Piggyback 1st Volume	100%	82%	77%	112%	122%	142%	161%	131%	157%	142%	135%	126%	117%	89%	102%	117%	92%	94%	81%	68%	84%
Piggyback 1st Volume - Stated	100%	87%	82%	122%	137%	167%	194%	157%	189%	169%	158%	141%	150%	116%	131%	139%	103%	98%	82%	69%	86%
All Other 1sts	100%	83%	78%	102%	102%	108%	120%	105%	127%	106%	102%	93%	81%	71%	77%	91%	72%	75%	72%	62%	79%
Non-piggyback 1sts	100%	86%	81%	102%	100%	105%	117%	105%	129%	104%	98%	87%	81%	74%	79%	90%	68%	70%	69%	60%	78%

Note: base = Dec 2004 monthly origination volume; piggyback = 1st lien loan having a 2nd lien loan originated simultaneously

Slide 21

Higher Average FICOs and more Full Docs
Full Doc 1sts % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Full Doc - 1sts	55.47%	52.69%	53.44%	51.73%	49.96%	48.04%	46.58%	46.81%	46.58%	47.21%	47.45%	48.23%	43.20%	43.11%	42.87%	46.70%	47.80%	52.47%	53.25%	53.35%	52.13%
FICO Full Doc - 1sts	612.20	610.10	606.20	607.80	612.40	612.80	611.00	611.30	612.10	616.80	612.20	611.00	609.00	608.70	611.10	613.70	617.00	621.00	622.00	627.00	628.00
Full Doc - 2nds	46.96%	43.96%	43.64%	42.24%	40.47%	38.12%	36.26%	37.12%	35.93%	36.03%	37.13%	39.10%	30.55%	29.78%	31.09%	35.26%	38.38%	40.93%	42.31%	42.08%	42.07%
FICO Full Doc - 2nds	635.50	634.60	631.20	629.70	633.30	633.80	631.20	631.10	634.50	635.80	633.00	630.20	640.10	645.60	643.50	644.70	646.00	650.00	647.00	651.00	648.00
Stated - 1sts	42.31%	45.01%	44.02%	45.78%	47.75%	49.69%	50.79%	50.71%	50.53%	49.38%	49.27%	47.72%	52.62%	52.59%	53.16%	49.41%	47.77%	42.80%	41.54%	41.40%	42.54%
FICO Stated - 1sts	653.80	652.30	653.80	656.30	659.50	659.60	660.00	659.00	657.50	660.30	657.30	655.00	655.40	649.30	650.90	649.90	650.00	654.00	652.00	653.00	652.00
Stated - 2nds	50.70%	53.85%	53.94%	55.29%	57.34%	59.45%	60.96%	60.46%	61.24%	60.53%	59.28%	56.82%	65.34%	65.47%	65.28%	60.28%	56.63%	53.08%	51.21%	51.16%	51.87%
FICO Stated - 2nds	671.20	670.30	670.30	671.90	673.00	673.30	674.30	672.60	673.80	675.90	672.20	670.40	670.20	666.50	668.00	666.10	665.00	670.00	666.00	669.00	665.00
Limited Doc - 1sts	2.23%	2.30%	2.54%	2.49%	2.29%	2.27%	2.63%	2.49%	2.90%	3.41%	3.29%	4.05%	4.18%	4.30%	3.98%	3.90%	4.43%	4.73%	5.21%	5.25%	5.33%
FICO Limited Doc - 1sts	625.30	612.20	613.50	612.50	607.00	610.10	608.60	610.30	612.30	616.80	616.60	611.00	619.50	618.80	611.80	630.80	622.00	627.00	629.00	634.00	631.00
Limited Doc - 2nds	2.34%	2.19%	2.41%	2.47%	2.20%	2.43%	2.78%	2.42%	2.84%	3.44%	3.59%	4.08%	4.11%	4.76%	3.63%	4.47%	4.99%	5.99%	6.49%	6.76%	6.06%
FICO Limited Doc - 2nds	642.50	626.00	632.70	623.10	629.70	629.40	632.50	625.40	630.30	630.00	636.40	631.40	640.50	648.30	642.60	656.70	643.00	650.00	647.00	649.00	648.00

Stated 1sts % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Full Doc - 1sts	55.47%	52.69%	53.44%	51.73%	49.96%	48.04%	46.58%	46.81%	46.58%	47.21%	47.45%	48.23%	43.20%	43.11%	42.87%	46.70%	47.80%	52.47%	53.25%	53.35%	52.13%
FICO Full Doc - 1sts	612.20	610.10	606.20	607.80	612.40	612.80	611.00	611.30	612.10	616.80	612.20	611.00	609.00	608.70	611.10	613.70	617.00	621.00	622.00	627.00	628.00
Full Doc - 2nds	46.96%	43.96%	43.64%	42.24%	40.47%	38.12%	36.26%	37.12%	35.93%	36.03%	37.13%	39.10%	30.55%	29.78%	31.09%	35.26%	38.38%	40.93%	42.31%	42.08%	42.07%
FICO Full Doc - 2nds	635.50	634.60	631.20	629.70	633.30	633.80	631.20	631.10	634.50	635.80	633.00	630.20	640.10	645.60	643.50	644.70	646.00	650.00	647.00	651.00	648.00
Stated - 1sts	42.31%	45.01%	44.02%	45.78%	47.75%	49.69%	50.79%	50.71%	50.53%	49.38%	49.27%	47.72%	52.62%	52.59%	53.16%	49.41%	47.77%	42.80%	41.54%	41.40%	42.54%
FICO Stated - 1sts	653.80	652.30	653.80	656.30	659.50	659.60	660.00	659.00	657.50	660.30	657.30	655.00	655.40	649.30	650.90	649.90	650.00	654.00	652.00	653.00	652.00
Stated - 2nds	50.70%	53.85%	53.94%	55.29%	57.34%	59.45%	60.96%	60.46%	61.24%	60.53%	59.28%	56.82%	65.34%	65.47%	65.28%	60.28%	56.63%	53.08%	51.21%	51.16%	51.87%
FICO Stated - 2nds	671.20	670.30	670.30	671.90	673.00	673.30	674.30	672.60	673.80	675.90	672.20	670.40	670.20	666.50	668.00	666.10	665.00	670.00	666.00	669.00	665.00
Limited Doc - 1sts	2.23%	2.30%	2.54%	2.49%	2.29%	2.27%	2.63%	2.49%	2.90%	3.41%	3.29%	4.05%	4.18%	4.30%	3.98%	3.90%	4.43%	4.73%	5.21%	5.25%	5.33%
FICO Limited Doc - 1sts	625.30	612.20	613.50	612.50	607.00	610.10	608.60	610.30	612.30	616.80	616.60	611.00	619.50	618.80	611.80	630.80	622.00	627.00	629.00	634.00	631.00
Limited Doc - 2nds	2.34%	2.19%	2.41%	2.47%	2.20%	2.43%	2.78%	2.42%	2.84%	3.44%	3.59%	4.08%	4.11%	4.76%	3.63%	4.47%	4.99%	5.99%	6.49%	6.76%	6.06%
FICO Limited Doc - 2nds	642.50	626.00	632.70	623.10	629.70	629.40	632.50	625.40	630.30	630.00	636.40	631.40	640.50	648.30	642.60	656.70	643.00	650.00	647.00	649.00	648.00

Limited 1sts % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Full Doc - 1sts	55.47%	52.69%	53.44%	51.73%	49.96%	48.04%	46.58%	46.81%	46.58%	47.21%	47.45%	48.23%	43.20%	43.11%	42.87%	46.70%	47.80%	52.47%	53.25%	53.35%	52.13%
FICO Full Doc - 1sts	612.20	610.10	606.20	607.80	612.40	612.80	611.00	611.30	612.10	616.80	612.20	611.00	609.00	608.70	611.10	613.70	617.00	621.00	622.00	627.00	628.00
Full Doc - 2nds	46.96%	43.96%	43.64%	42.24%	40.47%	38.12%	36.26%	37.12%	35.93%	36.03%	37.13%	39.10%	30.55%	29.78%	31.09%	35.26%	38.38%	40.93%	42.31%	42.08%	42.07%
FICO Full Doc - 2nds	635.50	634.60	631.20	629.70	633.30	633.80	631.20	631.10	634.50	635.80	633.00	630.20	640.10	645.60	643.50	644.70	646.00	650.00	647.00	651.00	648.00
Stated - 1sts	42.31%	45.01%	44.02%	45.78%	47.75%	49.69%	50.79%	50.71%	50.53%	49.38%	49.27%	47.72%	52.62%	52.59%	53.16%	49.41%	47.77%	42.80%	41.54%	41.40%	42.54%
FICO Stated - 1sts	653.80	652.30	653.80	656.30	659.50	659.60	660.00	659.00	657.50	660.30	657.30	655.00	655.40	649.30	650.90	649.90	650.00	654.00	652.00	653.00	652.00
Stated - 2nds	50.70%	53.85%	53.94%	55.29%	57.34%	59.45%	60.96%	60.46%	61.24%	60.53%	59.28%	56.82%	65.34%	65.47%	65.28%	60.28%	56.63%	53.08%	51.21%	51.16%	51.87%
FICO Stated - 2nds	671.20	670.30	670.30	671.90	673.00	673.30	674.30	672.60	673.80	675.90	672.20	670.40	670.20	666.50	668.00	666.10	665.00	670.00	666.00	669.00	665.00
Limited Doc - 1sts	2.23%	2.30%	2.54%	2.49%	2.29%	2.27%	2.63%	2.49%	2.90%	3.41%	3.29%	4.05%	4.18%	4.30%	3.98%	3.90%	4.43%	4.73%	5.21%	5.25%	5.33%
FICO Limited Doc - 1sts	625.30	612.20	613.50	612.50	607.00	610.10	608.60	610.30	612.30	616.80	616.60	611.00	619.50	618.80	611.80	630.80	622.00	627.00	629.00	634.00	631.00
Limited Doc - 2nds	2.34%	2.19%	2.41%	2.47%	2.20%	2.43%	2.78%	2.42%	2.84%	3.44%	3.59%	4.08%	4.11%	4.76%	3.63%	4.47%	4.99%	5.99%	6.49%	6.76%	6.06%
FICO Limited Doc - 2nds	642.50	626.00	632.70	623.10	629.70	629.40	632.50	625.40	630.30	630.00	636.40	631.40	640.50	648.30	642.60	656.70	643.00	650.00	647.00	649.00	648.00

Full Doc 2nds % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Full Doc - 1sts	55.47%	52.69%	53.44%	51.73%	49.96%	48.04%	46.58%	46.81%	46.58%	47.21%	47.45%	48.23%	43.20%	43.11%	42.87%	46.70%	47.80%	52.47%	53.25%	53.35%	52.13%
FICO Full Doc - 1sts	612.20	610.10	606.20	607.80	612.40	612.80	611.00	611.30	612.10	616.80	612.20	611.00	609.00	608.70	611.10	613.70	617.00	621.00	622.00	627.00	628.00
Full Doc - 2nds	46.96%	43.96%	43.64%	42.24%	40.47%	38.12%	36.26%	37.12%	35.93%	36.03%	37.13%	39.10%	30.55%	29.78%	31.09%	35.26%	38.38%	40.93%	42.31%	42.08%	42.07%
FICO Full Doc - 2nds	635.50	634.60	631.20	629.70	633.30	633.80	631.20	631.10	634.50	635.80	633.00	630.20	640.10	645.60	643.50	644.70	646.00	650.00	647.00	651.00	648.00
Stated - 1sts	42.31%	45.01%	44.02%	45.78%	47.75%	49.69%	50.79%	50.71%	50.53%	49.38%	49.27%	47.72%	52.62%	52.59%	53.16%	49.41%	47.77%	42.80%	41.54%	41.40%	42.54%
FICO Stated - 1sts	653.80	652.30	653.80	656.30	659.50	659.60	660.00	659.00	657.50	660.30	657.30	655.00	655.40	649.30	650.90	649.90	650.00	654.00	652.00	653.00	652.00
Stated - 2nds	50.70%	53.85%	53.94%	55.29%	57.34%	59.45%	60.96%	60.46%	61.24%	60.53%	59.28%	56.82%	65.34%	65.47%	65.28%	60.28%	56.63%	53.08%	51.21%	51.16%	51.87%
FICO Stated - 2nds	671.20	670.30	670.30	671.90	673.00	673.30	674.30	672.60	673.80	675.90	672.20	670.40	670.20	666.50	668.00	666.10	665.00	670.00	666.00	669.00	665.00
Limited Doc - 1sts	2.23%	2.30%	2.54%	2.49%	2.29%	2.27%	2.63%	2.49%	2.90%	3.41%	3.29%	4.05%	4.18%	4.30%	3.98%	3.90%	4.43%	4.73%	5.21%	5.25%	5.33%
FICO Limited Doc - 1sts	625.30	612.20	613.50	612.50	607.00	610.10	608.60	610.30	612.30	616.80	616.60	611.00	619.50	618.80	611.80	630.80	622.00	627.00	629.00	634.00	631.00
Limited Doc - 2nds	2.34%	2.19%	2.41%	2.47%	2.20%	2.43%	2.78%	2.42%	2.84%	3.44%	3.59%	4.08%	4.11%	4.76%	3.63%	4.47%	4.99%	5.99%	6.49%	6.76%	6.06%
FICO Limited Doc - 2nds	642.50	626.00	632.70	623.10	629.70	629.40	632.50	625.40	630.30	630.00	636.40	631.40	640.50	648.30	642.60	656.70	643.00	650.00	647.00	649.00	648.00

Stated 2nds % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Full Doc - 1sts	55.47%	52.69%	53.44%	51.73%	49.96%	48.04%	46.58%	46.81%	46.58%	47.21%	47.45%	48.23%	43.20%	43.11%	42.87%	46.70%	47.80%	52.47%	53.25%	53.35%	52.13%
FICO Full Doc - 1sts	612.20	610.10	606.20	607.80	612.40	612.80	611.00	611.30	612.10	616.80	612.20	611.00	609.00	608.70	611.10	613.70	617.00	621.00	622.00	627.00	628.00
Full Doc - 2nds	46.96%	43.96%	43.64%	42.24%	40.47%	38.12%	36.26%	37.12%	35.93%	36.03%	37.13%	39.10%	30.55%	29.78%	31.09%	35.26%	38.38%	40.93%	42.31%	42.08%	42.07%
FICO Full Doc - 2nds	635.50	634.60	631.20	629.70	633.30	633.80	631.20	631.10	634.50	635.80	633.00	630.20	640.10	645.60	643.50	644.70	646.00	650.00	647.00	651.00	648.00
Stated - 1sts	42.31%	45.01%	44.02%	45.78%	47.75%	49.69%	50.79%	50.71%	50.53%	49.38%	49.27%	47.72%	52.62%	52.59%	53.16%	49.41%	47.77%	42.80%	41.54%	41.40%	42.54%
FICO Stated - 1sts	653.80	652.30	653.80	656.30	659.50	659.60	660.00	659.00	657.50	660.30	657.30	655.00	655.40	649.30	650.90	649.90	650.00	654.00	652.00	653.00	652.00
Stated - 2nds	50.70%	53.85%	53.94%	55.29%	57.34%	59.45%	60.96%	60.46%	61.24%	60.53%	59.28%	56.82%	65.34%	65.47%	65.28%	60.28%	56.63%	53.08%	51.21%	51.16%	51.87%
FICO Stated - 2nds	671.20	670.30	670.30	671.90	673.00	673.30	674.30	672.60	673.80	675.90	672.20	670.40	670.20	666.50	668.00	666.10	665.00	670.00	666.00	669.00	665.00
Limited Doc - 1sts	2.23%	2.30%	2.54%	2.49%	2.29%	2.27%	2.63%	2.49%	2.90%	3.41%	3.29%	4.05%	4.18%	4.30%	3.98%	3.90%	4.43%	4.73%	5.21%	5.25%	5.33%
FICO Limited Doc - 1sts	625.30	612.20	613.50	612.50	607.00	610.10	608.60	610.30	612.30	616.80	616.60	611.00	619.50	618.80	611.80	630.80	622.00	627.00	629.00	634.00	631.00
Limited Doc - 2nds	2.34%	2.19%	2.41%	2.47%	2.20%	2.43%	2.78%	2.42%	2.84%	3.44%	3.59%	4.08%	4.11%	4.76%	3.63%	4.47%	4.99%	5.99%	6.49%	6.76%	6.06%
FICO Limited Doc - 2nds	642.50	626.00	632.70	623.10	629.70	629.40	632.50	625.40	630.30	630.00	636.40	631.40	640.50	648.30	642.60	656.70	643.00	650.00	647.00	649.00	648.00

Limited 2nds % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Full Doc - 1sts	55.47%	52.69%	53.44%	51.73%	49.96%	48.04%	46.58%	46.81%	46.58%	47.21%	47.45%	48.23%	43.20%	43.11%	42.87%	46.70%	47.80%	52.47%	53.25%	53.35%	52.13%
FICO Full Doc - 1sts	612.20	610.10	606.20	607.80	612.40	612.80	611.00	611.30	612.10	616.80	612.20	611.00	609.00	608.70	611.10	613.70	617.00	621.00	622.00	627.00	628.00
Full Doc - 2nds	46.96%	43.96%	43.64%	42.24%	40.47%	38.12%	36.26%	37.12%	35.93%	36.03%	37.13%	39.10%	30.55%	29.78%	31.09%	35.26%	38.38%	40.93%	42.31%	42.08%	42.07%
FICO Full Doc - 2nds	635.50	634.60	631.20	629.70	633.30	633.80	631.20	631.10	634.50	635.80	633.00	630.20	640.10	645.60	643.50	644.70	646.00	650.00	647.00	651.00	648.00
Stated - 1sts	42.31%	45.01%	44.02%	45.78%	47.75%	49.69%	50.79%	50.71%	50.53%	49.38%	49.27%	47.72%	52.62%	52.59%	53.16%	49.41%	47.77%	42.80%	41.54%	41.40%	42.54%
FICO Stated - 1sts	653.80	652.30	653.80	656.30	659.50	659.60	660.00	659.00	657.50	660.30	657.30	655.00	655.40	649.30	650.90	649.90	650.00	654.00	652.00	653.00	652.00
Stated - 2nds	50.70%	53.85%	53.94%	55.29%	57.34%	59.45%	60.96%	60.46%	61.24%	60.53%	59.28%	56.82%	65.34%	65.47%	65.28%	60.28%	56.63%	53.08%	51.21%	51.16%	51.87%
FICO Stated - 2nds	671.20	670.30	670.30	671.90	673.00	673.30	674.30	672.60	673.80	675.90	672.20	670.40	670.20	666.50	668.00	666.10	665.00	670.00	666.00	669.00	665.00
Limited Doc - 1sts	2.23%	2.30%	2.54%	2.49%	2.29%	2.27%	2.63%	2.49%	2.90%	3.41%	3.29%	4.05%	4.18%	4.30%	3.98%	3.90%	4.43%	4.73%	5.21%	5.25%	5.33%
FICO Limited Doc - 1sts	625.30	612.20	613.50	612.50	607.00	610.10	608.60	610.30	612.30	616.80	616.60	611.00	619.50	618.80	611.80	630.80	622.00	627.00	629.00	634.00	631.00
Limited Doc - 2nds	2.34%	2.19%	2.41%	2.47%	2.20%	2.43%	2.78%	2.42%	2.84%	3.44%	3.59%	4.08%	4.11%	4.76%	3.63%	4.47%	4.99%	5.99%	6.49%	6.76%	6.06%
FICO Limited Doc - 2nds	642.50	626.00	632.70	623.10	629.70	629.40	632.50	625.40	630.30	630.00	636.40	631.40	640.50	648.30	642.60	656.70	643.00	650.00	647.00	649.00	648.00

Note: Long Beach Mortgage does not originate stand-alone 2nds

Slide 22

Higher Average FICOs for each loan purpose

Purchase 1sts % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Purch - 1sts	52.28%	51.52%	50.78%	55.02%	57.94%	60.36%	63.04%	60.71%	60.12%	63.89%	60.77%	61.00%	64.31%	59.81%	59.20%	61.92%	60.28%	53.30%	52.06%	49.89%	48.56%
FICO Purch - 1sts	649.00	648.40	647.80	649.30	651.70	652.90	652.20	652.40	652.00	654.20	651.60	648.10	650.80	649.50	651.10	647.70	648.00	652.00	653.00	657.00	656.00
Purch - 2nds	83.67%	83.68%	81.46%	85.50%	86.17%	87.01%	90.11%	90.17%	88.90%	91.89%	89.38%	87.67%	89.46%	88.15%	87.08%	87.86%	87.83%	84.85%	84.35%	81.91%	81.67%
FICO Purch - 2nds	656.5	656.00	655.00	655.50	657.90	659.30	659.00	657.30	660.00	659.30	657.80	655.00	661.40	661.10	661.70	659.20	658.00	662.00	658.00	662.00	659.00
Cashout - 1sts	43.96%	44.58%	45.18%	41.69%	38.75%	36.38%	34.07%	36.35%	37.05%	33.41%	36.07%	35.52%	32.00%	35.98%	36.84%	34.46%	35.94%	42.43%	43.59%	44.25%	43.99%
FICO Cashout - 1sts	609.70	609.10	607.00	607.60	611.80	610.70	607.60	609.40	609.40	609.90	607.90	607.30	603.40	601.60	604.50	607.20	611.00	617.00	615.00	618.00	619.00
Cashout - 2nds	15.13%	14.99%	17.50%	13.79%	13.22%	12.20%	9.13%	9.08%	10.49%	7.51%	10.04%	11.52%	10.07%	11.33%	12.42%	11.63%	11.40%	14.27%	14.50%	14.10%	10.78%
FICO Cashout - 2nds	639.4	641.90	640.60	637.90	643.70	644.20	642.20	646.00	645.70	669.60	644.70	640.00	645.90	647.00	644.80	650.90	646.00	648.00	650.00	652.00	653.00
Refi (no cashout) - 1sts	3.76%	3.90%	4.04%	3.29%	3.31%	3.27%	2.89%	2.93%	2.82%	2.71%	3.17%	3.48%	3.69%	4.21%	3.96%	3.63%	3.78%	4.26%	4.35%	5.85%	7.45%
FICO Refi (no cashout) - 1sts	605.6	602.80	597.80	596.10	607.90	606.30	609.70	608.70	610.50	611.30	612.10	603.20	603.90	607.00	610.30	606.10	620.00	616.00	609.00	621.00	634.00
Refi (no cashout) - 2nds	1.20%	1.33%	1.04%	0.71%	0.60%	0.79%	0.77%	0.76%	0.61%	0.60%	0.58%	0.81%	0.48%	0.52%	0.50%	0.51%	0.77%	0.88%	1.16%	3.99%	7.55%
FICO Refi (no cashout) - 2nds	640	639.5	638.6	629.5	649.2	631.7	641.3	627	650	624.2	635.3	632.8	637.4	646.9	643.7	640.4	640	650	644	644	647

 Cashout 1sts % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Purch - 1sts	52.28%	51.52%	50.78%	55.02%	57.94%	60.36%	63.04%	60.71%	60.12%	63.89%	60.77%	61.00%	64.31%	59.81%	59.20%	61.92%	60.28%	53.30%	52.06%	49.89%	48.56%
FICO Purch - 1sts	649.00	648.40	647.80	649.30	651.70	652.90	652.20	652.40	652.00	654.20	651.60	648.10	650.80	649.50	651.10	647.70	648.00	652.00	653.00	657.00	656.00
Purch - 2nds	83.67%	83.68%	81.46%	85.50%	86.17%	87.01%	90.11%	90.17%	88.90%	91.89%	89.38%	87.67%	89.46%	88.15%	87.08%	87.86%	87.83%	84.85%	84.35%	81.91%	81.67%
FICO Purch - 2nds	656.5	656.00	655.00	655.50	657.90	659.30	659.00	657.30	660.00	659.30	657.80	655.00	661.40	661.10	661.70	659.20	658.00	662.00	658.00	662.00	659.00
Cashout - 1sts	43.96%	44.58%	45.18%	41.69%	38.75%	36.38%	34.07%	36.35%	37.05%	33.41%	36.07%	35.52%	32.00%	35.98%	36.84%	34.46%	35.94%	42.43%	43.59%	44.25%	43.99%
FICO Cashout - 1sts	609.70	609.10	607.00	607.60	611.80	610.70	607.60	609.40	609.40	609.90	607.90	607.30	603.40	601.60	604.50	607.20	611.00	617.00	615.00	618.00	619.00
Cashout - 2nds	15.13%	14.99%	17.50%	13.79%	13.22%	12.20%	9.13%	9.08%	10.49%	7.51%	10.04%	11.52%	10.07%	11.33%	12.42%	11.63%	11.40%	14.27%	14.50%	14.10%	10.78%
FICO Cashout - 2nds	639.4	641.90	640.60	637.90	643.70	644.20	642.20	646.00	645.70	669.60	644.70	640.00	645.90	647.00	644.80	650.90	646.00	648.00	650.00	652.00	653.00
Refi (no cashout) - 1sts	3.76%	3.90%	4.04%	3.29%	3.31%	3.27%	2.89%	2.93%	2.82%	2.71%	3.17%	3.48%	3.69%	4.21%	3.96%	3.63%	3.78%	4.26%	4.35%	5.85%	7.45%
FICO Refi (no cashout) - 1sts	605.6	602.80	597.80	596.10	607.90	606.30	609.70	608.70	610.50	611.30	612.10	603.20	603.90	607.00	610.30	606.10	620.00	616.00	609.00	621.00	634.00
Refi (no cashout) - 2nds	1.20%	1.33%	1.04%	0.71%	0.60%	0.79%	0.77%	0.76%	0.61%	0.60%	0.58%	0.81%	0.48%	0.52%	0.50%	0.51%	0.77%	0.88%	1.16%	3.99%	7.55%
FICO Refi (no cashout) - 2nds	640	639.5	638.6	629.5	649.2	631.7	641.3	627	650	624.2	635.3	632.8	637.4	646.9	643.7	640.4	640	650	644	644	647

Refi (no cashout) 1sts % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Purch - 1sts	52.28%	51.52%	50.78%	55.02%	57.94%	60.36%	63.04%	60.71%	60.12%	63.89%	60.77%	61.00%	64.31%	59.81%	59.20%	61.92%	60.28%	53.30%	52.06%	49.89%	48.56%
FICO Purch - 1sts	649.00	648.40	647.80	649.30	651.70	652.90	652.20	652.40	652.00	654.20	651.60	648.10	650.80	649.50	651.10	647.70	648.00	652.00	653.00	657.00	656.00
Purch - 2nds	83.67%	83.68%	81.46%	85.50%	86.17%	87.01%	90.11%	90.17%	88.90%	91.89%	89.38%	87.67%	89.46%	88.15%	87.08%	87.86%	87.83%	84.85%	84.35%	81.91%	81.67%
FICO Purch - 2nds	656.5	656.00	655.00	655.50	657.90	659.30	659.00	657.30	660.00	659.30	657.80	655.00	661.40	661.10	661.70	659.20	658.00	662.00	658.00	662.00	659.00
Cashout - 1sts	43.96%	44.58%	45.18%	41.69%	38.75%	36.38%	34.07%	36.35%	37.05%	33.41%	36.07%	35.52%	32.00%	35.98%	36.84%	34.46%	35.94%	42.43%	43.59%	44.25%	43.99%
FICO Cashout - 1sts	609.70	609.10	607.00	607.60	611.80	610.70	607.60	609.40	609.40	609.90	607.90	607.30	603.40	601.60	604.50	607.20	611.00	617.00	615.00	618.00	619.00
Cashout - 2nds	15.13%	14.99%	17.50%	13.79%	13.22%	12.20%	9.13%	9.08%	10.49%	7.51%	10.04%	11.52%	10.07%	11.33%	12.42%	11.63%	11.40%	14.27%	14.50%	14.10%	10.78%
FICO Cashout - 2nds	639.4	641.90	640.60	637.90	643.70	644.20	642.20	646.00	645.70	669.60	644.70	640.00	645.90	647.00	644.80	650.90	646.00	648.00	650.00	652.00	653.00
Refi (no cashout) - 1sts	3.76%	3.90%	4.04%	3.29%	3.31%	3.27%	2.89%	2.93%	2.82%	2.71%	3.17%	3.48%	3.69%	4.21%	3.96%	3.63%	3.78%	4.26%	4.35%	5.85%	7.45%
FICO Refi (no cashout) - 1sts	605.6	602.80	597.80	596.10	607.90	606.30	609.70	608.70	610.50	611.30	612.10	603.20	603.90	607.00	610.30	606.10	620.00	616.00	609.00	621.00	634.00
Refi (no cashout) - 2nds	1.20%	1.33%	1.04%	0.71%	0.60%	0.79%	0.77%	0.76%	0.61%	0.60%	0.58%	0.81%	0.48%	0.52%	0.50%	0.51%	0.77%	0.88%	1.16%	3.99%	7.55%
FICO Refi (no cashout) - 2nds	640	639.5	638.6	629.5	649.2	631.7	641.3	627	650	624.2	635.3	632.8	637.4	646.9	643.7	640.4	640	650	644	644	647

Purchase 2nds % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Purch - 1sts	52.28%	51.52%	50.78%	55.02%	57.94%	60.36%	63.04%	60.71%	60.12%	63.89%	60.77%	61.00%	64.31%	59.81%	59.20%	61.92%	60.28%	53.30%	52.06%	49.89%	48.56%
FICO Purch - 1sts	649.00	648.40	647.80	649.30	651.70	652.90	652.20	652.40	652.00	654.20	651.60	648.10	650.80	649.50	651.10	647.70	648.00	652.00	653.00	657.00	656.00
Purch - 2nds	83.67%	83.68%	81.46%	85.50%	86.17%	87.01%	90.11%	90.17%	88.90%	91.89%	89.38%	87.67%	89.46%	88.15%	87.08%	87.86%	87.83%	84.85%	84.35%	81.91%	81.67%
FICO Purch - 2nds	656.5	656.00	655.00	655.50	657.90	659.30	659.00	657.30	660.00	659.30	657.80	655.00	661.40	661.10	661.70	659.20	658.00	662.00	658.00	662.00	659.00
Cashout - 1sts	43.96%	44.58%	45.18%	41.69%	38.75%	36.38%	34.07%	36.35%	37.05%	33.41%	36.07%	35.52%	32.00%	35.98%	36.84%	34.46%	35.94%	42.43%	43.59%	44.25%	43.99%
FICO Cashout - 1sts	609.70	609.10	607.00	607.60	611.80	610.70	607.60	609.40	609.40	609.90	607.90	607.30	603.40	601.60	604.50	607.20	611.00	617.00	615.00	618.00	619.00
Cashout - 2nds	15.13%	14.99%	17.50%	13.79%	13.22%	12.20%	9.13%	9.08%	10.49%	7.51%	10.04%	11.52%	10.07%	11.33%	12.42%	11.63%	11.40%	14.27%	14.50%	14.10%	10.78%
FICO Cashout - 2nds	639.4	641.90	640.60	637.90	643.70	644.20	642.20	646.00	645.70	669.60	644.70	640.00	645.90	647.00	644.80	650.90	646.00	648.00	650.00	652.00	653.00
Refi (no cashout) - 1sts	3.76%	3.90%	4.04%	3.29%	3.31%	3.27%	2.89%	2.93%	2.82%	2.71%	3.17%	3.48%	3.69%	4.21%	3.96%	3.63%	3.78%	4.26%	4.35%	5.85%	7.45%
FICO Refi (no cashout) - 1sts	605.6	602.80	597.80	596.10	607.90	606.30	609.70	608.70	610.50	611.30	612.10	603.20	603.90	607.00	610.30	606.10	620.00	616.00	609.00	621.00	634.00
Refi (no cashout) - 2nds	1.20%	1.33%	1.04%	0.71%	0.60%	0.79%	0.77%	0.76%	0.61%	0.60%	0.58%	0.81%	0.48%	0.52%	0.50%	0.51%	0.77%	0.88%	1.16%	3.99%	7.55%
FICO Refi (no cashout) - 2nds	640	639.5	638.6	629.5	649.2	631.7	641.3	627	650	624.2	635.3	632.8	637.4	646.9	643.7	640.4	640	650	644	644	647

Cashout 2nds % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Purch - 1sts	52.28%	51.52%	50.78%	55.02%	57.94%	60.36%	63.04%	60.71%	60.12%	63.89%	60.77%	61.00%	64.31%	59.81%	59.20%	61.92%	60.28%	53.30%	52.06%	49.89%	48.56%
FICO Purch - 1sts	649.00	648.40	647.80	649.30	651.70	652.90	652.20	652.40	652.00	654.20	651.60	648.10	650.80	649.50	651.10	647.70	648.00	652.00	653.00	657.00	656.00
Purch - 2nds	83.67%	83.68%	81.46%	85.50%	86.17%	87.01%	90.11%	90.17%	88.90%	91.89%	89.38%	87.67%	89.46%	88.15%	87.08%	87.86%	87.83%	84.85%	84.35%	81.91%	81.67%
FICO Purch - 2nds	656.5	656.00	655.00	655.50	657.90	659.30	659.00	657.30	660.00	659.30	657.80	655.00	661.40	661.10	661.70	659.20	658.00	662.00	658.00	662.00	659.00
Cashout - 1sts	43.96%	44.58%	45.18%	41.69%	38.75%	36.38%	34.07%	36.35%	37.05%	33.41%	36.07%	35.52%	32.00%	35.98%	36.84%	34.46%	35.94%	42.43%	43.59%	44.25%	43.99%
FICO Cashout - 1sts	609.70	609.10	607.00	607.60	611.80	610.70	607.60	609.40	609.40	609.90	607.90	607.30	603.40	601.60	604.50	607.20	611.00	617.00	615.00	618.00	619.00
Cashout - 2nds	15.13%	14.99%	17.50%	13.79%	13.22%	12.20%	9.13%	9.08%	10.49%	7.51%	10.04%	11.52%	10.07%	11.33%	12.42%	11.63%	11.40%	14.27%	14.50%	14.10%	10.78%
FICO Cashout - 2nds	639.4	641.90	640.60	637.90	643.70	644.20	642.20	646.00	645.70	669.60	644.70	640.00	645.90	647.00	644.80	650.90	646.00	648.00	650.00	652.00	653.00
Refi (no cashout) - 1sts	3.76%	3.90%	4.04%	3.29%	3.31%	3.27%	2.89%	2.93%	2.82%	2.71%	3.17%	3.48%	3.69%	4.21%	3.96%	3.63%	3.78%	4.26%	4.35%	5.85%	7.45%
FICO Refi (no cashout) - 1sts	605.6	602.80	597.80	596.10	607.90	606.30	609.70	608.70	610.50	611.30	612.10	603.20	603.90	607.00	610.30	606.10	620.00	616.00	609.00	621.00	634.00
Refi (no cashout) - 2nds	1.20%	1.33%	1.04%	0.71%	0.60%	0.79%	0.77%	0.76%	0.61%	0.60%	0.58%	0.81%	0.48%	0.52%	0.50%	0.51%	0.77%	0.88%	1.16%	3.99%	7.55%
FICO Refi (no cashout) - 2nds	640	639.5	638.6	629.5	649.2	631.7	641.3	627	650	624.2	635.3	632.8	637.4	646.9	643.7	640.4	640	650	644	644	647

Refi (no cashout) 2nds % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Purch - 1sts	52.28%	51.52%	50.78%	55.02%	57.94%	60.36%	63.04%	60.71%	60.12%	63.89%	60.77%	61.00%	64.31%	59.81%	59.20%	61.92%	60.28%	53.30%	52.06%	49.89%	48.56%
FICO Purch - 1sts	649.00	648.40	647.80	649.30	651.70	652.90	652.20	652.40	652.00	654.20	651.60	648.10	650.80	649.50	651.10	647.70	648.00	652.00	653.00	657.00	656.00
Purch - 2nds	83.67%	83.68%	81.46%	85.50%	86.17%	87.01%	90.11%	90.17%	88.90%	91.89%	89.38%	87.67%	89.46%	88.15%	87.08%	87.86%	87.83%	84.85%	84.35%	81.91%	81.67%
FICO Purch - 2nds	656.5	656.00	655.00	655.50	657.90	659.30	659.00	657.30	660.00	659.30	657.80	655.00	661.40	661.10	661.70	659.20	658.00	662.00	658.00	662.00	659.00
Cashout - 1sts	43.96%	44.58%	45.18%	41.69%	38.75%	36.38%	34.07%	36.35%	37.05%	33.41%	36.07%	35.52%	32.00%	35.98%	36.84%	34.46%	35.94%	42.43%	43.59%	44.25%	43.99%
FICO Cashout - 1sts	609.70	609.10	607.00	607.60	611.80	610.70	607.60	609.40	609.40	609.90	607.90	607.30	603.40	601.60	604.50	607.20	611.00	617.00	615.00	618.00	619.00
Cashout - 2nds	15.13%	14.99%	17.50%	13.79%	13.22%	12.20%	9.13%	9.08%	10.49%	7.51%	10.04%	11.52%	10.07%	11.33%	12.42%	11.63%	11.40%	14.27%	14.50%	14.10%	10.78%
FICO Cashout - 2nds	639.4	641.90	640.60	637.90	643.70	644.20	642.20	646.00	645.70	669.60	644.70	640.00	645.90	647.00	644.80	650.90	646.00	648.00	650.00	652.00	653.00
Refi (no cashout) - 1sts	3.76%	3.90%	4.04%	3.29%	3.31%	3.27%	2.89%	2.93%	2.82%	2.71%	3.17%	3.48%	3.69%	4.21%	3.96%	3.63%	3.78%	4.26%	4.35%	5.85%	7.45%
FICO Refi (no cashout) - 1sts	605.6	602.80	597.80	596.10	607.90	606.30	609.70	608.70	610.50	611.30	612.10	603.20	603.90	607.00	610.30	606.10	620.00	616.00	609.00	621.00	634.00
Refi (no cashout) - 2nds	1.20%	1.33%	1.04%	0.71%	0.60%	0.79%	0.77%	0.76%	0.61%	0.60%	0.58%	0.81%	0.48%	0.52%	0.50%	0.51%	0.77%	0.88%	1.16%	3.99%	7.55%
FICO Refi (no cashout) - 2nds	640	639.5	638.6	629.5	649.2	631.7	641.3	627	650	624.2	635.3	632.8	637.4	646.9	643.7	640.4	640	650	644	644	647

Slide 23

Higher Average FICOs for loans to investors

Owner Occupied 1sts % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Owner Occ - 1sts	88.72%	87.60%	87.12%	87.78%	88.14%	89.32%	89.22%	89.42%	88.95%	88.68%	89.02%	88.94%	89.26%	88.27%	88.47%	89.24%	91.15%	90.81%	90.92%	90.13%	89.47%
FICO OO - 1sts	626.90	625.70	623.40	626.80	631.80	633.10	633.20	632.90	632.30	635.30	632.50	630.00	632.10	628.20	630.30	630.40	631.00	633.00	633.00	635.00	636.00

Nonowner Occ - 1sts	10.10%	11.41%	11.63%	10.94%	10.59%	9.45%	9.36%	9.08%	9.83%	10.32%	10.06%	9.74%	9.51%	10.27%	9.89%	9.59%	7.37%	7.86%	7.73%	8.24%	8.73%
FICO NOO - 1sts	654.20	655.00	654.90	654.30	657.10	660.20	658.80	657.00	657.40	657.50	650.80	650.10	650.20	646.50	648.80	647.50	661.00	667.00	663.00	669.00	664.00

2nd Home - 1sts	1.18%	0.99%	1.25%	1.29%	1.27%	1.23%	1.43%	1.50%	1.22%	1.01%	0.93%	1.32%	1.24%	1.47%	1.65%	1.17%	1.49%	1.34%	1.35%	1.63%	1.80%
FICO 2nd Home - 1sts	665.3	636.50	644.70	654.80	658.60	656.80	646.20	661.30	655.70	702.60	654.80	633.70	641.20	652.60	638.70	646.70	653.00	642.00	635.00	640.00	644.00

Nonowner 1sts % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Owner Occ - 1sts	88.72%	87.60%	87.12%	87.78%	88.14%	89.32%	89.22%	89.42%	88.95%	88.68%	89.02%	88.94%	89.26%	88.27%	88.47%	89.24%	91.15%	90.81%	90.92%	90.13%	89.47%
FICO OO - 1sts	626.90	625.70	623.40	626.80	631.80	633.10	633.20	632.90	632.30	635.30	632.50	630.00	632.10	628.20	630.30	630.40	631.00	633.00	633.00	635.00	636.00

Nonowner Occ - 1sts	10.10%	11.41%	11.63%	10.94%	10.59%	9.45%	9.36%	9.08%	9.83%	10.32%	10.06%	9.74%	9.51%	10.27%	9.89%	9.59%	7.37%	7.86%	7.73%	8.24%	8.73%
FICO NOO - 1sts	654.20	655.00	654.90	654.30	657.10	660.20	658.80	657.00	657.40	657.50	650.80	650.10	650.20	646.50	648.80	647.50	661.00	667.00	663.00	669.00	664.00

2nd Home - 1sts	1.18%	0.99%	1.25%	1.29%	1.27%	1.23%	1.43%	1.50%	1.22%	1.01%	0.93%	1.32%	1.24%	1.47%	1.65%	1.17%	1.49%	1.34%	1.35%	1.63%	1.80%
FICO 2nd Home - 1sts	665.3	636.50	644.70	654.80	658.60	656.80	646.20	661.30	655.70	702.60	654.80	633.70	641.20	652.60	638.70	646.70	653.00	642.00	635.00	640.00	644.00

2nd Home 1sts % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Owner Occ - 1sts	88.72%	87.60%	87.12%	87.78%	88.14%	89.32%	89.22%	89.42%	88.95%	88.68%	89.02%	88.94%	89.26%	88.27%	88.47%	89.24%	91.15%	90.81%	90.92%	90.13%	89.47%
FICO OO - 1sts	626.90	625.70	623.40	626.80	631.80	633.10	633.20	632.90	632.30	635.30	632.50	630.00	632.10	628.20	630.30	630.40	631.00	633.00	633.00	635.00	636.00

Nonowner Occ - 1sts	10.10%	11.41%	11.63%	10.94%	10.59%	9.45%	9.36%	9.08%	9.83%	10.32%	10.06%	9.74%	9.51%	10.27%	9.89%	9.59%	7.37%	7.86%	7.73%	8.24%	8.73%
FICO NOO - 1sts	654.20	655.00	654.90	654.30	657.10	660.20	658.80	657.00	657.40	657.50	650.80	650.10	650.20	646.50	648.80	647.50	661.00	667.00	663.00	669.00	664.00

2nd Home - 1sts	1.18%	0.99%	1.25%	1.29%	1.27%	1.23%	1.43%	1.50%	1.22%	1.01%	0.93%	1.32%	1.24%	1.47%	1.65%	1.17%	1.49%	1.34%	1.35%	1.63%	1.80%
FICO 2nd Home - 1sts	665.3	636.50	644.70	654.80	658.60	656.80	646.20	661.30	655.70	702.60	654.80	633.70	641.20	652.60	638.70	646.70	653.00	642.00	635.00	640.00	644.00

Risk Management – Appraisal Review

- 100% appraisal review by Long Beach Mortgage underwriters
- 100% appraisal review to Washington Mutual standards
  1. OptisValue System is WMB's rules-based system and checks eligibility of 100% of appraisals
  2. CoreLogic's HistoryPro and ThirdParty Scorecard are used on 100% of properties to reduce the risk of fraud
     - HistoryPro calculates an f-score (0 – 25) that represents the likelihood of flipping
       - Score 0: appraisal review complete
       - Score 1 – 3: CoreLogic's AVMSelect used to verify value
         - 15 AVM vendors tested on > 44,000 properties purchased Q4 2005
         - Top 5 vendors assigned by county
         - Choice of vendor based on accuracy and hit rate of AVM
         - Verification annually
         - AVM value triggers technical review if < 85% or > 120% of appraisal
       - Score 4 – 25: Appraisal sent to vendor management company for a technical review
     - ThirdParty Scorecard calculates a score (0 – 25) that represents the likelihood the broker is committing collateral fraud; scores > 5 require vendor management company to complete a technical review
- Technical reviews performed by eAppraiseIT (First American) and LSI (Fidelity)
  1. Certified or licensed appraisers perform desktop or driveby review on about 30% of appraisals
  2. Currently, each vendor assigned half of all reviews for each geographic area
  3. Eventually, choice will be based on review quality, valuation accuracy and speed
- Loans underwritten using lower of appraised or revised value (0% tolerance)

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Slide 25

Significant portion of appraisals reviewed by an appraiser

	Wamu Prime Wholesale	Long Beach
% Appraiser Review - Administrative	14%	12%
% Appraiser Reviewed - Technical	18%	28%
% Approved without Appraiser Review	69%	60%
	Wamu Prime Wholesale	Long Beach
% Appraiser Review - Administrative	14%	12%
% Appraiser Reviewed - Technical	18%	28%
% Approved without Appraiser Review	69%	60%

Slide 26

Strong Compliance Culture

Compliance reporting lines are independent of business units

LBM compliance officers dedicated to loan fulfillment centers

High cost calculations automated in the loan origination system and prohibit approval of high cost loans

100% of loans are reviewed for, among other things, compliance with key consumer regulations prior to funding

100% of refinance loans must pass a net tangible benefits test

ü          Corporate Compliance Risk reviews a sample of closed loans every month for compliance by loan fulfillment center and the grades are part of the loan fulfillment center’s Key Performance Indicators

Slide 27

Subprime Mortgage Conduit

Slide 28

WaMu Subprime Conduit Strategy
Create a business model that is focused on long-term, stable income growth rather than short-term cash proceeds
Unlike some Wall Street conduits, WaMu’s conduit has significant “skin in the game”
Opportunistically add loans to WaMu’s balance sheet
Develop strong, lasting partnerships with sellers
Focused on middle market subprime lenders (net worth ≈ $5MM on average)
WaMu can provide warehouse funding, takeout, deposit services, etc.
Implement strong risk management systems
Accurate credit risk assessment
Ongoing risk management and feedback to acquisition and credit risk teams
Goal is stable and consistent loan performance
Employ “best in class” servicing tools and techniques
Washington Mutual sells servicing retained and affiliates retain residual ownership
Goal is to attain superior performance given credit quality
Ongoing performance feedback to acquisition and credit risk teams
Create strong relationships with investor partners
Transparency is a key goal

Slide 29

Risk Management – Sellers
Seller due diligence focused on developing a long-term profitable relationship
Thorough review of business and lending practices, underwriting philosophy and guidelines
Comparison to industry standards
Focus on prudent risk management of seller
Limit exposure to predatory lending and full compliance with consumer regulations
Review historical performance and compare to industry norms
Net worth ≈ $5MM on average
Sellers have room to grow their businesses but are not too big to control
WaMu can provide full menu of banking services
Ongoing “Deep Dive” seller performance monitoring using proprietary risk management models
Focus on credit and churning
Performance vs. expectations
Performance vs. other WaMu partners
Performance vs. industry
Seller reps/warrants strictly enforced

Slide 30

Risk Management – Mortgages
Extensive use of models drives performance expectations
Models are constantly re-calibrated to incorporate recent performance history
Clearly established minimum standards
Credit standards reviewed and approved by Washington Mutual Credit Policy Committee
Seller pools are filtered to so that loans meet minimum standards prior to due diligence
NO FICO < 500
MAX LTV/CLTV 100
NO High-risk property types: MH, 5+ units, condotels, coops, time shares
Significant level of loan level due diligence by third-party due diligence firms
100% complete re-underwrite on pools purchased from new sellers
25% - 100% complete re-underwrite for repeat sellers
100% - validation of appraisal using third-party appraisal valuation product
20% - 100% appraisals reviewed using appraiser drive-by review
100% collateral file review by custodian
100% review for consumer compliance
100% review for predatory practices: flipping, equity stripping, fraud
Washington Mutual management reviews all due diligence decisions by third-parties

Collateral profile of conduit channel

Transaction		Aggregate	2006-HE1	2006-HE2	2006-HE3	2006-HE4
Closing Date			Apr 20, 2006	May 25, 2006	Sep 29, 2006	Oct 27, 2006
Pool Size		$ 1,272,485,636	$ 389,194,677	$ 472,002,321	$ 411,288,638	$ 291,043,919
Loan Type	2nd Lien %	4%	3%	6%	4%	5%
	Adjustable Rate Mortgages	82%	84%	86%	76%	86%
	Interest Only Loans	25%	35%	21%	20%	12%
	40 Year Amortization	17%	2%	18%	32%	0%
	Piggyback 1sts	37%	42%	41%	27%	0%
Coupon	Weighted Average Coupon	7.97%	7.38%	8.30%	8.16%	8.50%
	ARM Gross Margin	5.80%	5.69%	6.08%	5.60%	6.42%
Loan Size	Average Loan Size	$ 203,451	$ 208,039	$ 183,018	$ 222,559	$ 155,389
	Loans < $50,000	1%	1%	2%	1%	2%
	Loans > $500,000	13%	13%	12%	14%	6%
Borrower Quality	FICO	627	635	625	623	631
	FICO < 600	30%	24%	31%	35%	26%
	0x30 Mortgage/Rent History	79%	79%	79%	79%	0%
	Debt to Income Ratio	42%	41%	42%	42%	42%
	DTI > 55%	1%	0%	2%	0%	0%
Loan-to-Value	Original Loan to Value Ratio	80%	79%	81%	80%	83%
	OLTV > 80%	32%	29%	30%	37%	32%
	Combined Loan to Value Ratio	87%	87%	89%	84%	92%
	CLTV > 80%	67%	69%	70%	60%	78%
Documentation	Full Documentation	50%	45%	54%	51%	50%
	Stated Income	45%	49%	43%	45%	26%
Property	Owner Occupied	95%	96%	96%	93%	94%
	SFR + PUD	88%	94%	88%	84%	88%
	California	38%	40%	37%	39%	17%
Purpose	Cashout	53%	48%	45%	65%	37%
	Purchase	42%	47%	51%	27%	58%

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Slide 32

Subprime Servicing

Servicing Default Management Organization



Steve Champney SVP National Default
Ed Bach National Mgr Collections & Subprime Loss Mit
Ann Thorn National Mgr Asset Recovery
Ken Bartell National Mgr FRU/MIS/Budget/Call Strategy & Reporting
Renee Johnson National Mgr Strategic Ops
Brad Kallner National Mgr Prime Loss Mitigation
Danny Lawson Senior Mgr Reserves
Open National REO &Special Services
Michael Goines Div. Mgr SubPrime IB/OB
Pat Friedberg Div. Mgr SubPrime 30-89
Lisa Shepherd Div. Mgr EEPD/FPD
Mahala Anderton Div. Mgr Prime
Open Div. Mgr SubPrime IB/OB
Miguel Perez Dept. Mgr SubPrime LM/ Back End Chats
Open Dept Mgr SubPrime LM/ Front End Jax
Beth Boulton Div. Mgr BKR/FLC Timeline
Ann Garbis Div. Mgr BKR/FLC Splc. Loans
Open Div. Mgr AR Vendor Mgmt
Michele Stockdale Div. Mgr P/P & S/P
Mike Wood Dept Mgr FRU/Loss Analysis
Karen Gothard Dept Mgr Def. Reporting
Greg Purtee Div. Mgr Call Center Strategy
Cynthia Vranesevic Mgr II MIS/Budget
Steve Solof Div. Mgr Audit
Open Div. Mgr Sr. Project Mgr
Loretta Clark Dept Mgr II Communications and Emp. Morale
Open Div. Mgr Credit Risk
Wendy Woodcock Dept Mgr Ops Support
Treana Higginbotham Dept. Mgr Workout Spec.
Julie Mathis Sect. Mgr II Organ. Design
Wendy Knafelc Dept. Mgr Spec. Projects
Haran Sundareasan SM II Prime REO - FL
Marilyn Sanders Asset Mgr II SP REO - TX

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Slide 34

Management Experience
Steve Champney, Senior Vice President
National Default Management
Ed Bach
 National Manager
 Prime/Subprime Collections &
Subprime Loss Mitigation
Location: Jacksonville/Chatsworth
14 Years Experience
 Sub-prime FDP/EDP Strategy Integration
 Lisa Shepherd – 16 Years Experience
 MIS/Budget - Default Technical Support
 Cynthia Vranesevic – 16 Years Experience
Brad Kallner
 National Manager
 Prime Loss Mitigation
Location: Jacksonville
15 Years Experience
Ken Bartell
 National Manager
 Final Analysis, Dialer, and Default
Reporting
Location: Chatsworth/Jacksonville
21 Years Experience
Danny Lawson
 FVP
 Reserves
Location: Jacksonville
20 Years Experience
Ann Thorn
 National Manager
 Asset Recovery
Location: Chatsworth/Jacksonville
16 Years Experience
|Renee Johnson
 National Manager|
 Strategic Operations/REO
Location: Jacksonville
18 Years Experience

Slide 35

Servicer Ratings reflect above average ability

WMB’s Subprime Servicer Ratings:

Moody’s – “SQ2” Above Average

“Moody's ratings are based on above average collection abilities, above average loss mitigation results, above average foreclosure timeline and REO management and above average servicer stability.”  Moody’s Investors Service press release July 8, 2005.

Standard & Poor’s – “Above Average”

“Servicer demonstrates very high ability, efficiency, and competence in managing mid-to-large-sized portfolios, as well as solid management experience, an acceptable track record, internal practices and policies that meet industry or regulatory standards, and a managed-portfolio performance history similar to industry averages.” Standard & Poor’s

Fitch – “RPS2” Full Approval (with Noted Strengths)

“Servicers that receive a level two (2/2+/2-) rating have demonstrated high performance in all relevant categories.  In addition, the level two designations represent the servicer has specific strengths in several areas…”  Fitch Ratings

Slide 36

Recent improvements in subprime servicing strategy

Simplified performance incentive plan and increased bonus potential

Developed new capacity and forecasting models to ensure appropriate staffing levels maintained

Added second site in Florida to extend hours of coverage and enhance disaster recovery

Significantly enhanced dialer usage to increase size of calling campaigns and penetration rate;  utilized call blending options resulting in an increase of “Right Party Contacts” and Service Levels

Automated Default operational reports and employee dashboards

Rolled out the “BITB Service Platform” to Subprime Collections and Loss Mitigation enabling customized payment and workout plans

Automated foreclosure referral process resulting in increased consistency and efficiency

Slide 37

Improved Servicing Metrics
Outbound Call Volune

Outbound Call Volume
1522092
2112006
2247487
2263762
2395270

Inbound Call Volune

Inbound Calls Volume
55396
60306
80852
84248
87439

Calls in Campaign

Inbound Calls Volume
55396
60306
80852
84248
87439

Penetration Rate

Outbound Call Volume
1522092
2112006
2247487
2263762
2395270

Slide 38

Washington Mutual Overview

Slide 39

Leading Player in All Business Lines
National Rankings
Retail Banking
   Total deposits and retail banking stores          6th
   Debit cards outstanding          3rd
   Home equity loans     5th
Bank credit card issuer1           6th
Commercial Group
   Multi-family portfolio holdings            1st
Home Loans
   Home lending originations and servicing2        3rd
    Subprime lending3    10th
1 Nilson Report, 8/06, mid-year 2006 ranking.
2 Inside Mortgage Finance, YTD through 6/30/06 (originations), as of 6/30/06 (servicing)
3 Inside B&C Lending, YTD through 6/30/06

Slide 40

Powerful Distribution Franchise
Presence in 18 of 30 Largest Metropolitan Areas
Retail Banking and Mortgage Lending

   2,225 Retail Stores in 15 States
   3,924 ATMs
   325 Home Loan Centers in 22 States

Wholesale, Consumer Direct and/or Long Beach Mortgage Lending in 49 States
Multi-Family Lending through 46 Offices in 17 Markets
Ask of 9/30/06

Slide 41

Asset Mix Continues to Evolve

$187 billion as of 12/31/99

            Other Assets    Loans Held for Sale      Multi-Family and CRE  Home Equity    Prime Home Loans and MBS            Credit Cards    Subprime

            7.10%  0.40%  9.80%  4.60%  75.80%                        2.40%

$349 billion As of 9/30/06

            Other Assets    Loans Held for Sale      Multi-Family and CRE  Home Equity    Prime Home Loans and MBS            Credit Cards    Subprime

            63122  23637  33275  54364  145634            8807    20080

Slide 42

Management Depth Kerry Killinger Chairman and CEO 34 Years of Industry Experience Tom Casey CFO 15 Years Fay Chapman General Counsel 30 Years Steve Rotella President and COO 27 Years Ron Cathcart Chief Enterprise Risk Officer 23 Years John Woods Controller 19 Years Robert Williams Treasurer 20 Years James Corcoran President, Retail Bank 25 years Joseph Saunders President, Credit Cards 37 Years David Schneider President, Home Loans 13 Years Al Brooks President, Commercial 27 Years Deb Horvath Chief Tech. Officer 26 Years Executives shaded in yellow joined Washington Mutual after October 1, 2004

Strong Credit Ratings

- Based on WaMu's strong deposit base, lending franchise and financial strength

	Washington Mutual, Inc.			Washington Mutual Bank		
	Moody's	S&P	Fitch	Moody's	S&P	Fitch
Senior Unsecured LT	A3	A-	A	A2	A	A
Short Term	P2	A2	F1	P1	A1	F1
Subordinated	Baa1	BBB+	A-	A3	A-	A-
Deposit	n/a	n/a	n/a	A2	n/r	A+
Preferred Stock	Baa2	BBB	A-	n/r	n/r	n/r
Outlook	S	P	S	S	P	S

Moody's

- "Ratings reflect its solid consumer deposit and mortgage franchises, with strong market shares in many different geographic markets, as well as its good earnings, sound asset quality and solid management."[1]

Standard & Poor's

- "WaMu's successful and explosive de novo branch strategy targets new, high-growth markets for WaMu. This strategy has greatly improved WaMu's retail deposit profile."[2]

1 Source: Moody's, 6/16/05
2 Source: Standard and Poor's, 6/30/05

Washington Mutual

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Slide 44

Contacts

Doug Potolsky

WaMu Subprime Capital Markets

Senior Vice President

(212) 702-6961

doug.potolsky@wamu.net

Dave Coultas, CFA, CPA

Long Beach Mortgage

FVP, Capital Markets

(206) 302-4158

dave.coultas@wamu.net

Henry Engelken, CFA

WaMu Subprime Capital Markets

FVP, Director of Investor Relations

(212) 702-6965

henry.engelken@wamu.net

Long Beach Mortgage performance information: www.longbeachmortgage.com

Lead underwriter contacts:

Vincent Varca

WaMu Capital Corp.

Director

(212) 702-6931

vincent.varca@wamu.net

Kevin Richmond

WaMu Capital Corp.

Subprime Trader

(212) 702-6921

Kevin.richmond@wamu.net